UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2026

TWIN VEE POWERCATS CO.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3101 S. US-1 Ft. Pierce, Florida	34982
(Address of principal executive offices)	(Zip Code)

(772) 429-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

(a)

As Twin Vee PowerCats Co. (the “Company”) previously disclosed in a Current Report on Form 8-K that it filed with the SEC on August 5, 2026, the Company purported to effect its reincorporation from the State of Delaware to the State of Nevada through, among other things, a Certificate of Conversion which was filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”) on April 7, 2026. On September 8, 2026, following receipt of stockholder approval for the Ratification Proposal (as defined below), the Company filed with the DE Secretary of State a Certificate of Validation of Certificate of Amendment (the “Certificate”) to give effect to the Reverse Stock Split (as defined below). The Certificate was deemed to have become effective as of May 4, 2026 at 12:01 a.m., Eastern Time. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 8, 2026, the Company held a special meeting of its stockholders (the “Special Meeting”).

At the close of business on August 10, 2026, the record date for the Special Meeting (the “Record Date”), there were 584,321 shares of common stock, par value $0.001 per share (“Common Stock”), issued and outstanding and 571,508 shares of Common Stock entitled to vote after subtracting the 12,813 shares of Common Stock issued subsequent to the defective corporate acts referred to in the definitive proxy statement filed by the Company with the SEC on August 17, 2026 in connection with the Special Meeting (the “Proxy Statement”) which may be deemed putative stock pursuant to Section 204(d)(5) of the Delaware General Corporation Law and, therefore, ineligible to vote on the Ratification Proposal nor counted for quorum purposes on any vote to ratify such defective corporate act.

Due to an administrative error, the Proxy Statement misstated the number of shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Special Meeting. As stated above, on the Record Date, there were 584,321 shares of Common Stock issued and outstanding and 571,508 shares of Common Stock entitled to vote at the Special Meeting, not 574,502 shares of Common Stock issued and outstanding and 561,689 shares entitled to vote as reflected in the Proxy Statement.

An aggregate of 255,575 shares of Common Stock, representing 43.7% of the issued and outstanding shares of Common Stock and 44.7% of the issued and outstanding shares of Common Stock entitled to vote, in each case, as of the Record Date, was present in person or represented by proxy at the Special Meeting, constituting a quorum.

The final results of voting at the Special Meeting on the matters submitted to a vote of the Company’s stockholders thereat are set forth below.

Proposal 1 - to ratify and approve, in accordance with Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”), the 1-for-37 reverse stock split (the “Reverse Stock Split”) of the Common Stock, effective as of 12:01 a.m. Eastern Time on May 4, 2026, in the State of Delaware and the corresponding Certificate of Validation to give effect to an amendment to the Company’s certificate of incorporation required to reflect the Reverse Stock Split on the records of the Secretary of State of the State of Delaware and to replicate certain aspects of the Reverse Stock Split under the DGCL as the same was purportedly effected in Nevada, as more fully described in the Proxy Statement (the “Ratification Proposal”).

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
241,315	13,478	782	0

The votes cast FOR Proposal 1 exceeded the votes cast AGAINST Proposal 1. Therefore, Proposal 1 (the Ratification Proposal) was approved by the requisite vote of the stockholders of the Company.

Proposal 2 - to approve an amendment to the Twin Vee certificate of incorporation to change the name of our Company from Twin Vee PowerCats Co. to Twin Vee Bahama Co. (the “Name Change Proposal”).

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
248,329	6,628	618	0

Proposal 2 received the affirmative vote from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal. Accordingly, Proposal 2 (the Name Change Proposal) was approved by the requisite vote of the stockholders of the Company.

Proposal 3 – to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification Proposal or the Name Change Proposal (the “Adjournment Proposal”).

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
244,898	9,774	903	0

Proposal 3 received the affirmative vote from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal. Accordingly, Proposal 3 (the Adjournment Proposal) was approved by the requisite vote of the stockholders of the Company.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Validation of Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 8, 2026
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN VEE POWERCATS CO.

By:	/s/ Glenn Sonoda
Glenn Sonoda
In-House Counsel

Date: September 9, 2026